Exhibit 99.1

Verano Holdings Corp. Announces Proposed Redomicile of Parent Company from British Columbia to Nevada

CHICAGO, September 15, 2025 (GLOBE NEWSWIRE) — Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced that the Company’s Board of Directors approved, and the Company will be seeking shareholder approval of, a proposed plan to redomicile Verano Holdings Corp. from British Columbia, Canada, to the State of Nevada.

Verano believes that redomiciling in the United States better aligns with its U.S. based business and operations and streamlines its organizational and regulatory structure within the United States, among other reasons discussed in the preliminary proxy statement filed by the Company on September 12, 2025 with the U.S. Securities and Exchange Commission and in Canada on SEDAR+ (the “Preliminary Proxy Statement”).

“Since inception and our 2021 go-public transaction, we’ve focused on ways to unlock shareholder value and create potential catalysts for the business, including enhancements to our corporate structure and executing a capital markets strategy that positions Verano to capitalize on near and long-term growth opportunities,” said George Archos, Verano Chairman and Chief Executive Officer. “From our 2023 strategic decision to list Company shares on Cboe Canada, a senior U.S.-based exchange with global operations, to our redomiciling in the U.S. as a newly-registered Nevada enterprise, we are prepared to leverage opportunities that benefit the Company and our shareholders.”

The Company’s plan to redomicile Verano Holdings Corp. in the United States is not expected to materially impact its existing manufacturing and retail business spanning 13 U.S. states, including the location of its corporate headquarters in Chicago, Illinois.

Pursuant to the Company’s proposed plan of arrangement, Verano will continue from the jurisdiction of British Columbia, Canada to the jurisdiction of the State of Nevada (the “Continuance”). Upon completion of the Continuance, the issued and outstanding subordinate voting shares of the British Columbia-formed Verano Holdings Corp. will automatically be exchanged on a one-for-one basis for shares of common stock of the continued Verano Holdings Corp. domiciled in Nevada (“Nevada Common Stock”). Each of the Company’s outstanding stock options and restricted stock units will be deemed to be adjusted pursuant to the terms of the Company’s Stock and Equity Incentive Plan to become a stock option and a restricted stock unit to receive an equal number of shares of Nevada Common Stock, respectively.

The Preliminary Proxy Statement was filed in connection with a proposed special meeting of the Company’s shareholders to consider and, if thought advisable, approve a plan of arrangement implementing the Continuance. The Board of Directors of the Company may, at any time including after receiving shareholder approval, in its discretion, decide not to proceed with the arrangement and not complete the Continuance.

Upon completion of the Continuance, the Nevada Common Stock will trade on the Cboe Canada exchange under the Company’s existing ticker symbol, “VRNO” and be quoted on the OTCQX under the symbol “VRNOF”.

For more information on Verano Holdings Corp., please visit the Company’s investor website: https://investors.verano.com/.

Verano B-Roll Video and Images: available for download in Verano’s Media Kit (credit “courtesy of Verano”).

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Investors

investors@verano.com

Media
Verano
Steve Mazeika

VP, Communications

Steve.Mazeika@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Additional Information and Where to Find It

In connection with the proposed continuance of the Company from the laws of British Columbia, Canada to the laws of the State of Nevada in the United States (“Continuance”), the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement, which was filed with the SEC on September 12, 2025, and a definitive proxy statement on Schedule 14A to be filed with the SEC. Following the filing of the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Continuance. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED CONTINUANCE THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONTINUANCE. Investors and stockholders will be able to obtain copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC, without charge, through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on our website at https://investors.verano.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed Continuance. Information about the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders filed with the SEC on April 22, 2025. Stockholders may obtain additional information regarding the interests of such participants by reading the Proxy Statement and other relevant materials regarding the proposed Continuance to be filed with the SEC or incorporated by reference therein when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

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